Exhibit 32

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-K of Monolithic System Technology, Inc. (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chet Silvestri, Chief Executive Officer, and Interim Chief Financial Officer of the Company, and Yoshiko Ribar, Corporate Controller and Principal Accounting Officer, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CHET SILVESTRI
Chet Silvestri
Chief Executive Officer and President (Principal Executive Officer and Principal Financial Officer)
March 16, 2006
/s/ YOSHIKO RIBAR
Yoshiko Ribar
Corporate Controller and Principal Accounting Officer
March 16, 2006

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.